Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 19, 2002, included in DIANON Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this registration statement and related prospectus documents.



                                          ARTHUR ANDERSEN LLP

Stamford, Connecticut
April 30, 2002